Exhibit 99.1

First Bancshares, Inc. Announces the Acquisition of FMB Banking Corporation

HATTIESBURG, MS and MONTICELLO, FL, July 24, 2018 – The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or “the Company”), holding company for The First, A National Banking Association (“The First”), announced today the signing of an Agreement and Plan of Merger with FMB Banking Corporation (“FMB”), parent company of Farmers & Merchants Bank, pursuant to which First Bancshares has agreed to acquire 100% of the common stock of FMB in a combined stock and cash transaction.

Under the terms of the Agreement and Plan of Merger, each FMB shareholder will have the option to receive either $204.70 in cash or 5.6391 shares of First Bancshares’ common stock in exchange for each share of FMB common stock, subject to customary pro-ration and reallocation procedures, so that 80% of FMB shares will receive the stock consideration and 20% will receive the cash consideration. The aggregate consideration is valued at approximately $80 million, based on FBMS’ closing price of $36.45 per share as of July 23, 2018.

At June 30, 2018, FMB had approximately $480.7 million in consolidated assets, $329.1 million in loans, $421.6 million in deposits and $38.8 million in consolidated stockholder’s equity. FMB serves Jefferson and Leon counties in Florida and Thomas County in Georgia through six full service offices. The transaction will expand The First’s footprint in the Florida panhandle and will mark its entry into southern Georgia, and will further bolster The First’s presence in the Tallahassee market. Additional information is available on the website for Farmers & Merchants Bank: https://www.FMBBank.com/.

The Agreement and Plan of Merger has been approved by the Boards of Directors of First Bancshares and FMB. The closing of the transaction, which is expected to occur in the fourth quarter of 2018, is subject to customary conditions, including regulatory approval and approval by the shareholders of FMB.

F. Wilson Carraway III, Chairman of the Board of FMB, commented, “We are excited to combine with a quality institution in The First.  This combination will continue FMB’s longstanding track record of service to its customers, employees, and communities, and it also provides significant value to our shareholders.”

Combined Company

Upon completion of the transaction, the combined company will have approximately $3.0 billion in total assets, $2.5 billion in total deposits and $2.0 billion in total loans. The Company will have 67 locations in Mississippi, Louisiana, Alabama, Florida, and Georgia.

M. Ray “Hoppy” Cole, President & Chief Executive Officer of First Bancshares and The First, commented, “We are excited to join forces with FMB and look forward to growing our combined market share in Florida and southern Georgia.

We are convinced that this partnership will allow our combined company to better serve our existing clients and will provide additional capacity to generate new relationships. The combined company will have improved access to growth capital to help support existing as well as new markets in the Florida/Georgia region.

FMB is over 100 years old and is well known for delivering excellent service and exceptional performance. We are grateful that FMB chose our company to partner with to help achieve our shared strategic vision of building a service oriented, high performing regional community bank.

An important part of our community bank model is local support and ownership. It helps ensure that we remain responsive to the needs of our clients and local markets. FMB shareholders will have a significant ownership position in our combined company and will be a part of continuing to build our franchise in the Gulf South.”

Advisors

FIG Partners, LLC served as financial advisor to First Bancshares, and Alston & Bird LLP served as its legal advisor. The Hovde Group LLC served as financial advisor to FMB, and Bryan Cave Leighton Paisner LLP served as its legal advisor.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

About FMB Banking Corporation

FMB Banking Corporation is the holding company of Farmers & Merchants Bank, a community bank with six locations in Monticello and Tallahassee, Florida and Thomasville, Georgia.

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger, to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of FMB’s business into the Company, (5) the failure to obtain the necessary approvals by the shareholders of FMB, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by the Company to obtain required governmental approvals of the merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of FMB’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2017, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor FMB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this new release or any related documents, the Company and FMB claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of FMB and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FMB AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of FMB seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 Attn: Chandra Kidd. The Company’s telephone number is (601) 268-8998.

Participants in the Transaction

The Company, FMB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FMB in connection with the proposed transaction. Information about these participants may be found in the definitive proxy statement of the Company filed with the SEC on April 11, 2018. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. The definitive proxy statement can be obtained free of charge from the sources described above.

For additional information, contact:

The First Bancshares, Inc.	FMB Banking Corporation
M. Ray “Hoppy” Cole, Jr. Chief Executive Officer Dee Dee Lowery Chief Financial Officer (601) 268-8998	F. Wilson Carraway III Chair of the Board (888) 498-2626